Exhibit 23.4

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated May 4, 2021, with respect to the consolidated financial statements of Cottonwood Residential II, Inc. incorporated herein by reference and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

Denver, Colorado

July 12, 2022